UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2020
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Pure Storage, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37570		27-1069557
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

650 Castro Street, Suite 400	Mountain View	California	94041
(Address of Principal Executive Offices)			(Zip Code)

(800) 379-7873
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	PSTG	New York Stock Exchange LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On February 27, 2020, Pure Storage, Inc. (“Pure”) issued a press release and will hold a conference call regarding its financial results for the quarter ended February 2, 2020. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information, including the exhibit(s) hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Pure is making reference to non-GAAP financial information in the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.  These non-GAAP financial measures are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) On February 24, 2020, Frank Slootman, a Class II director, resigned from the Board of Directors (including the Compensation Committee) of Pure Storage, Inc. (“Pure”), effective immediately. Mr. Slootman informed Pure that his decision to resign as a director was not due to any disagreements with Pure on any matter relating to Pure’s operations, policies or practices.

(d) On February 24, 2020, Pure’s Board of Directors appointed Greg Tomb as a Class I director to fill the vacancy created by Mr. Slootman’s resignation, effective immediately. Mr. Tomb’s term as a member of the Board will expire at the meeting of stockholders to be held in 2022.

In accordance with Pure’s director compensation policy, Mr. Tomb was granted a restricted stock unit award for 34,582 shares of Pure’s Class A common stock. Subject to Mr. Tomb’s continued service, 25% of the shares subject to the award will vest on the first anniversary of the grant date and the remaining 75% of the shares subject to the award will vest in 12 substantially equal quarterly installments thereafter. Mr. Tomb was also granted a restricted stock unit award for 3,386 shares of the Pure’s Class A common stock, which represents a pro-rata amount of the annual equity compensation provided to our directors. The award will vest on the day prior to Pure’s upcoming annual stockholder meeting, subject to Mr. Tomb’s continued service. These equity awards are subject to the terms and conditions of Pure's 2015 Equity Incentive Plan and the related award agreements. Furthermore, Mr. Tomb is entitled to an annual cash retainer for his service in accordance with Pure's director compensation policy.

In connection with his appointment to the Board, Mr. Tomb will execute Pure's standard form of indemnity agreement for directors, which was filed as Exhibit 10.9 to Pure's Annual Report on Form 10-K (File No. 001-37570) filed with the Securities and Exchange Commission on March 26, 2019.

There is no arrangement or understanding between Mr. Tomb and any other person pursuant to which Mr. Tomb was elected as a director of Pure. There are no family relationships between Mr. Tomb and any director or executive officer of Pure, and, other than as described above, no transactions involving Mr. Tomb that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is furnished herewith:

Exhibit No.	Description
99.1	Press Release entitled "Pure Storage Announces Fourth Quarter Fiscal 2020 Financial Results"

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pure Storage, Inc.
(Registrant)

By:	/s/ Kevan Krysler
Kevan Krysler
Chief Financial Officer
February 27, 2020